Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3  No. 333-249491) of CDW Corporation,
(2)Registration Statement (Form S-8 No. 333-256399) of CDW Corporation pertaining to the Amended and Restated CDW Corporation Coworker Stock Purchase Plan,
(3)Registration Statement (Form S-8 No. 333-212912) of CDW Corporation pertaining to the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-256398) of CDW Corporation pertaining to the CDW Corporation 2021 Long-Term Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-189622) of CDW Corporation pertaining to the CDW Corporation 2013 Long-Term Incentive Plan and CDW Corporation Coworker Stock Purchase Plan;
of our report dated October 30, 2021, with respect to the consolidated financial statements of Granite Parent, Inc., which appears in this Current Report on Form 8-K/A.
/s/ Ernst & Young LLP
San Antonio, Texas
February 9, 2022